Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

For shares of Common Stock of

MCKESSON CORPORATION

for the

Offer to Exchange

All Shares of Common Stock of

PF2 SPINCO, INC.

which are owned by McKesson Corporation and

which, after the exchange, will be converted into Shares of Common Stock of

CHANGE HEALTHCARE INC.

for

Shares of Common Stock of McKesson Corporation

Pursuant to the Prospectus dated February 10, 2020

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MARCH 9, 2020, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE EXCHANGE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE EXCHANGE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF MCKESSON COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER OR AFTER APRIL 6, 2020 (I.E., AFTER THE EXPIRATION OF 40 BUSINESS DAYS FROM THE COMMENCEMENT OF THE EXCHANGE OFFER), IF MCKESSON DOES NOT ACCEPT YOUR SHARES OF MCKESSON COMMON STOCK PURSUANT TO THE EXCHANGE OFFER BY 11:59 P.M., NEW YORK CITY TIME ON SUCH DATE.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Exchange Offer if certificates for shares of common stock, $0.01 par value, of McKesson Corporation are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Equiniti Trust Company (the “Exchange Agent”) on or prior to 11:59 p.m., New York City time, on the Expiration Date, as may be extended.

This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See “The Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus dated February 10, 2020.

Equiniti Trust Company

By Mail: By 5:00 p.m. NYC time on Expiration Date Equiniti Trust Company. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	By Facsimile Transmission: By 11:59 p.m. NYC time on Expiration Date Equiniti Trust Company Shareowner Services Voluntary Corporate Actions (800) 468-9716 (phone) (866) 734-9952 (fax)

By Hand or Overnight Courier:

By 5:00 p.m. NYC time on Expiration Date

Equiniti Trust Company.

Shareowner Services

Voluntary Corporate Actions

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery to the Exchange Agent.

This Notice of Guaranteed Delivery to the Exchange Agent is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as described in the Prospectus) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The eligible institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an agent’s message (as described in the Prospectus) and certificates for shares of McKesson Common Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to McKesson Corporation, a Delaware corporation (“McKesson”), upon the terms and subject to the conditions set forth in the Prospectus dated February 10, 2020 (the “Prospectus”) and the related Letter of Transmittal, including instructions therefor (which, together with any amendments or supplements thereto, constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, $0.01 par value, of McKesson (the “McKesson Common Stock”) set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus.

Number of Shares Tendered:

☐	Check if securities will be tendered by book-entry transfer or for DRP shares.

Name of Tendering Institution:

Account No.:

Dated:	, 20

Name(s) of Record Holder(s)

(please print)
Address(es):

(Zip Code)

Area Code and Telephone No(s):

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) “own(s)” the shares of McKesson Common Stock tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of shares of McKesson Common Stock complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent either the certificates evidencing all tendered shares of McKesson Common Stock, in proper form for transfer, or to deliver such shares of McKesson Common Stock pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an agent’s message (as defined in the Prospectus) in the case of a book-entry delivery, and any other required documents, all within two New York Stock Exchange trading days after the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone Number:

(Authorized Signature)

Title:

Name:
(Please Type or Print)

Dated:	, 2001

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.